                        TRANSFER AGENCY AND SERVICE AGREEMENT

                                       between

                                HERITAGE SERIES TRUST

                                         and

                           HERITAGE ASSET MANAGEMENT, INC.

                                  TABLE OF CONTENTS

                                                                            Page

     Article 1        Terms of Appointment; Duties of the Agent  . . . . . .   1

     Article 2        Fees and Expenses  . . . . . . . . . . . . . . . . . .   5

     Article 3        Representations and Warranties of the Agent  . . . . .   6

     Article 4        Representations and Warranties of the Fund . . . . . .   6

     Article 5        Indemnification  . . . . . . . . . . . . . . . . . . .   7

     Article 6        Covenants of the Fund and the Agent  . . . . . . . . .  11

     Article 7        Termination of Agreement . . . . . . . . . . . . . . .  13

     Article 8        Assignment . . . . . . . . . . . . . . . . . . . . . .  13

     Article 9        Amendment  . . . . . . . . . . . . . . . . . . . . . .  14

     Article 10       Merger of Agreement  . . . . . . . . . . . . . . . . .  14

     Article 11       Miscellaneous  . . . . . . . . . . . . . . . . . . . .  14

     Article 12       Florida Law to Apply . . . . . . . . . . . . . . . . .  15

                        TRANSFER AGENCY AND SERVICE AGREEMENT

                        =====================================





                      AGREEMENT made as of  the 29th day of March, 1993,  by and between HERITAGE SERIES TRUST, a  Massachusetts business trust, having  its principal  office  and place  of  business  at  880  Carillon Parkway,  St.

     Petersburg,  Florida 33716  (the "Fund"),  and  HERITAGE ASSET  MANAGEMENT,

     INC., a Florida corporation and  a duly registered transfer  agent pursuant to the  Securities Exchange Act  of 1934, having  its principal  office and place of  business at 880  Carillon Parkway, St.  Petersburg, Florida 33716

     (the "Agent").

                      WHEREAS,  the Fund  desires to  appoint the  Agent  as its transfer agent,  dividend  disbursing agent  and agent  in connection  with

     certain   other  activities,   and  the  Agent   desires  to   accept  such

     appointment;

                      WHEREAS,  the  Fund  is  authorized  to  issue  Shares  of beneficial  interest, without  par value  ("Shares"),  in separate  series,

     portfolios or classes ("Portfolios");

                      NOW, THEREFORE, in  consideration of the  mutual covenants herein contained, the parties hereto agree as follows:



     Article 1   TERMS OF APPOINTMENT; DUTIES OF THE AGENT

                      1.01     Subject to the terms  and conditions set forth in

     this Agreement, the  Fund hereby employs and appoints  the Agent to act as,

     and the  Agent  agrees  to  act  as  its  transfer  agent  for  the  Fund's authorized and issued Shares; its  dividend disbursing agent and  its agent
     in  connection  with  any  accumulation,  open-account   or  similar  plans

     provided to the Shareholders  of the Fund ("Shareholders")  and set out  in

     the current  effective Prospectus and  Statement of Additional  Information

     of the Fund, including without  limitation any periodic investment  plan or periodic withdrawal program.

                      1.02     The  Agent  agrees  that  it  will  perform   the

     following services in connection with each of the Fund's Portfolios:

                      (a) In accordance with the Fund's  then current Prospectus and Statement  of Additional  Information and  procedures established  from time to time by agreement between the Fund and the Agent, the Agent shall:

              (i)     receive  for  acceptance,  orders  for  the  purchase   of

                      Shares,  and  promptly  deliver  payment  and  appropriate documentation therefor to  the Custodian of the  Fund (the

                      "Custodian");

              (ii)    pursuant to purchase orders, issue  the appropriate number of Shares and hold such Shares in  the appropriate account of the Shareholder;

              (iii)   receive   for   acceptance,   redemption   requests    and

                      redemption   directions   and   deliver  the   appropriate

                      documentation therefor to the Custodian;

              (iv)    at the appropriate  time as  and when  the Agent  receives monies paid to  it by the  Custodian with  respect to  any redemption,  pay over  or  cause to  be  paid over  in the appropriate  manner  such  monies  as  instructed  by  the redeeming Shareholder;

              (v)     effect  transfers of  Shares by  the Shareholders  thereof upon receipt of appropriate instructions;

              (vi)    prepare   and   transmit  payments   for   dividends   and

                      distributions declared by the Fund;

              (vii)   maintain records  of account  for and advise  the Fund and its Shareholders as to the foregoing; and

              (viii)  record  the issuance  of shares  of the  Fund and maintain pursuant to Rule 17Ad-10(e) under  the Securities Exchange

                      Act of 1934 a record of the total  number of shares of the

                      Fund  which are authorized, based upon data provided to it by the Fund, and issued and  outstanding. Agent shall also provide the Fund  on a regular basis with the total number of shares which are authorized and  issued and outstanding and shall have no obligation, when  recording the issuance of shares,  to monitor the  issuance of such  shares or to take cognizance of  any laws relating to the issue or sale

                      of  such  shares,  which  functions  shall   be  the  sole

                      responsibility of the Fund.

                      (b)      In addition  to and not in  lieu of the  services

     set forth in the above paragraph (a), the Agent shall:

              (i)     perform  all  of  the customary  services  of  a  transfer agent, dividend  disbursing agent and, as  relevant, agent in connection  with accumulation,  open-account or similar

                      plans   (including   without   limitation   any   periodic

                      investment   plan   or   periodic   withdrawal   program),

                      including but not limited to: maintaining all Shareholder accounts, preparing Shareholder meeting lists, mailing

                      proxies,   receiving   and  tabulating   proxies,  mailing

                      Shareholder   reports   and   prospectuses   to    current

                      Shareholders,  withholding  taxes  on  non-resident  alien accounts, preparing  and filing  U.S. Treasury  Department

                      Forms  1099  and  other  appropriate  forms  required with

                      respect  to   dividends  and   distributions  by   federal

                      authorities for  all shareholders,  preparing and  mailing

                      confirmation   forms   and  statements   of   account   to

                      Shareholders for all  purchases and redemptions of  shares

                      and   other   confirmable   transactions  in   Shareholder

                      accounts (which  shall also indicate  redemptions by check

                      if  the   Shareholder   has   elected   the   checkwriting

                      privilege), preparing and mailing activity statements  for

                      Shareholders,    and   providing    Shareholder    account

                      information; and

              (ii)    provide a  system which will  enable the  Fund to  monitor the total  number of shares  sold in each  State. The Fund

                      shall  (i)  identify   to  the  Agent  in   writing  those

                      transactions and assets to be treated  as exempt from blue

                      sky  reporting  for  each  State,  and   (ii)  verify  the

                      establishment  of  transactions  for  each  State  on  the system  prior to  activation  and thereafter  monitor  the daily activity for  each State. The responsibility  of the

                      Agent for  the Fund's blue  sky State registration  status

                      is  solely   limited  to  the   initial  establishment  of
                      transactions subject  to blue sky  compliance by the  Fund and  the reporting  of such  transactions to  the Fund  as provided above.

              Procedures applicable  to certain  of these services  described in paragraphs (a) and  (b) may be established  from time to time  by agreement between  the Fund  and the Agent  and shall  be subject  to the  review and approval of the Fund. The failure of the Fund to establish such  procedures with respect  to any  service shall not  in any  way diminish the  duty and obligation of the Agent to perform such service hereunder.

     Article 2   FEES AND EXPENSES

                      2.01     For the duties and obligations to be performed by

     the  Agent pursuant to this Agreement, the  Fund agrees to pay the agent an annual maintenance fee  for each Shareholder account as  set out in the fee schedule attached hereto. Such fees and outof-pocket expenses  and advances identified  under Section  2.02  below may  be  changed from  time to  time subject to mutual written agreement between the Fund and the Agent.

                      2.02  In  addition to  the  fee  paid  under Section  2.01 above,  the Fund  agrees  to promptly  reimburse  the Agent  for reasonable out-of-pocket expenses or advances incurred by the  Agent for the items set out in the  fee schedule attached  hereto. In addition, any  other expenses incurred by the Agent at the request  or with the consent of the Fund which are not properly borne  by the agent as part of its  duties and obligations under this Agreement will  be promptly reimbursed by the  Fund. Postage for mailing  of dividends,  proxies,  Fund reports  and  other mailings  to all

     Shareholder accounts shall  be advanced to the  Agent by the Fund  at least seven (7) days prior to the mailing date of such materials.

     Article 3   REPRESENTATIONS AND WARRANTIES OF THE AGENT

                      The Agent represents and warrants to the Fund that:

                      3.01 It  is a corporation duly  organized and existing and in good standing under the laws of the State of Florida.

                      3.02 It is duly qualified to carry  on its business in the

     State of Florida.

                      3.03  It  is empowered  under applicable  laws and  by its charter and by-laws to enter into and perform this Agreement.

                      3.04 All  requisite corporate proceedings have  been taken to authorize it to enter into and perform this Agreement.

                      3.05 It  has  and will  continue  to  have access  to  the necessary facilities, equipment  and personnel  to perform  its duties  and obligations under this Agreement in accordance  with procedures established from time to time by mutual agreement between the Fund and the Agent.

     Article 4   REPRESENTATIONS AND WARRANTIES OF THE FUND

                      The Fund represents and warrants to the Agent that:

                      4.01  It is a business  trust duly  organized and existing and in good standing under the laws of Massachusetts.

                      4.02 It  is empowered  under  applicable laws  and by  its

     Declaration of Trust and By-Laws to enter into and perform this Agreement.

                      4.03   All   corporate  proceedings   required   by   said

     Declaration of Trust  and By-Laws have been taken  to authorize it to enter into and perform this Agreement.

                      4.04  It  is  an open-end  management  investment  company registered under the Investment Company Act of 1940, as amended.

                      4.05 A Registration Statement containing  a Prospectus and

     Statement of  Additional Information under  the Securities Act  of 1933, as amended  is  currently  effective  and  appropriate  state  securities  law filings  have  been made  with  respect to  all  Shares of  the  Fund being offered for sale.

     Article 5   INDEMNIFICATION

                      5.01 The Agent  shall not be responsible for, and the Fund shall indemnify and hold the Agent harmless  from and against, any and  all losses, damages, and any and  all reasonable costs, charges,  counsel fees,

     payments, expenses and liability arising out of or attributable to:

                      (a)  All   actions  of   the  Agent   or  its  agents   or

     subcontractors  required  to  be  taken  by  the  Agent  pursuant  to  this

     Agreement, provided the  Agent and its agents or sub-contractors have acted in good faith and without negligence or willful misconduct.

                      (b)  The Fund's  refusal  or failure  to  comply with  the terms of this  Agreement, or the Fund's  lack of good faith,  negligence or willful misconduct  or the breach of any  representation or warranty of the

     Fund hereunder.

                      (c) The reliance on,  or use by, the Agent, its  agents or

     subcontractors  of  information,  records  and  documents   which  (i)  are

     received by the Agent  or its agents or subcontractors and furnished  to it by or on behalf of the Fund, and (ii)  have been prepared and/or maintained by the Fund or any other person or firm on behalf of the Fund.

                      (d) The reliance on  or the carrying out  by the Agent  or its  agents or  subcontractors  of any  written  instructions of  the Fund.

     "Written Instructions" means written instructions delivered by mail, tested telegram cable, telex or facsimile sending device and received by the Agent, or its agents or subcontractors, signed by authorized persons.

                      (e) The  offer  or sale  of  Shares  in violation  of  any requirement  under the  federal  securities  laws  or  regulations  or  the securities laws or regulations of any state  that such Shares be registered in such state or in violation  of any stop order or other  determination or ruling by  any federal agency  or any  state with respect  to the  offer or sale of such Shares in such state.

                      5.02 The Fund shall not  be responsible for and  the Agent shall indemnify and hold  the Fund  harmless from and  against any and  all losses, damages, and any and  all reasonable costs, charges,  counsel fees,

     payments, expenses  and liability  arising out  of or  attributable to  the

     Agent's failure to  comply with the terms  of this Agreement or  any action or failure  or omission to act by the Agent as a result of the lack of good faith, negligence or willful  misconduct of the Agent or any of  its agents or subcontractors referred  to in Section 8.03 (i)  and (ii) or which arise out  of  the  breach  of  any  representation  or  warranty  of  the  Agent hereunder.

                      5.03 At any  time the Agent  may apply  to any  authorized officer of  the Fund  for instructions,  and may  consult with  experienced securities counsel  with respect to  any matter arising  in connection with the services to  be performed by the Agent  under this Agreement, and Agent and  its agents  and  subcontractors  shall  not  be liable  and  shall  be indemnified by the  Fund for any such  instructions or upon the  opinion of such counsel that  such actions or omissions comply  with the terms of this

     Agreement and with all applicable laws. The Agent, its agents and subcontractors shall be protected and indemnified in acting upon any paper or document furnished by or on behalf  of the Fund, reasonably believed  by the Agent to be  genuine and to  have been signed  by the proper person  or persons,  or upon any instruction, information,  data, records or documents provided the  Agent or  its agents  or subcontractors  by machine  readable input,  telex, CRT  data  entry or  other similar  means authorized  by the

     Fund,  and shall not be held  to have notice of any  change of authority of any person,  until receipt  of written  notice thereof from  the Fund.  The

     Agent,  its  agents   and  subcontractors  shall  also  be   protected  and

     indemnified  in  recognizing   stock  certificates  which  are   reasonably

     believed to bear the proper manual or facsimile  signatures of the officers of the Fund, and  proper countersignature of  any former transfer agent  or registrar, or of a co-transfer agent or co-registrar.

                      5.04 In  the event either  party is unable  to perform its obligations under  the terms  of this  Agreement  because of  acts of  God,

     strikes,  equipment  or transmission  failure  or damage,  or  other causes reasonably beyond  its control, such party shall  not be liable for damages to the  other party resulting  from such  failure to  perform or  otherwise from  such causes.  In  addition,  the Agent  shall  enter into  and  shall maintain in effect with appropriate  parties one or more  agreements making reasonable  provision  for  emergency use  of  electronic  data  processing equipment to  the extent appropriate  equipment is available  and the Agent shall further  use  reasonable care  to  minimize  the likelihood  of  such damage, loss of data, delays and/or errors and  should such damage, loss of data, delays and/or  errors occur, the Agent shall  use its best efforts to mitigate the effects of such occurrence.

                      5.05 Neither party to  this Agreement  shall be liable  to the  other party  for  consequential damages  under  any provision  of this

     Agreement or for any act or failure to act hereunder.

                      5.06  In   order  that   the  indemnification   provisions

     contained in  this Article 5 shall apply, upon the  assertion of a claim or the institution  of any  agency action  or investigation  for which  either

     party  may  be  required  to   indemnify  the  other,  the   party  seeking

     indemnification  shall promptly notify the  other party  of such assertion,

     and  shall keep the  other party  advised with respect  to all developments concerning same. The party who may be required to indemnify shall have  the option  to  participate  with the  party  seeking  indemnification  in  the defense  of  same. The  party  seeking  indemnification  shall  in no  case confess any  claim or make any  compromise in any  case in which  the other party may be required to indemnify it  except with the other party's  prior written consent.

     Article 6   COVENANTS OF THE FUND AND THE AGENT

                      6.01  The Fund  shall promptly  furnish  to the  Agent the following:

                      (a) A certified  copy of the  resolution of  the Board  of

     Trustees of  the Fund  authorizing  the appointment  of the  Agent and  the execution and delivery of this Agreement.

                      (b) A copy of the Declaration of Trust  and By-Laws of the

     Fund and all amendments thereto.

                      6.02 The  Agent represents and warrants  that to  the best of  its knowledge, the  various procedures and systems  which the Agent has implemented with regard to safeguarding from loss or damage the stock certificates, check forms, facsimile signature imprinting devices, and other property used  in the performance  of its  obligations hereunder  are

     adequate  and   will  enable  the  Agent   to  perform  satisfactorily  its

     obligations hereunder and  that the Agent  will make  such changes  therein from time  to  time  as  in  its  judgment  are  required  for  the  secure performance of its obligations hereunder.

                      6.03  The  Agent shall  keep all  records relating  to the services to be  performed hereunder,  in the form  and manner  it may  deem advisable. To the  extend required by Section 31  of the Investment Company

     Act of 1940,  as amended, and the  Rules thereunder, the Agent  agrees that all  such  records prepared  or maintained  by  the Agent  relating  to the services to  be performed by  the Agent hereunder  are the property of  the

     Fund and will  be preserved, maintained  and made  available in  accordance with such Section and Rules, and will  be surrendered promptly to the  Fund on and in accordance with its request.

                      6.04  The  Agent  and  the  Fund  agree  that  all  books,

     records,  information and  data  pertaining to  the  business of  the other party which  are exchanged or received  pursuant to the  negotiation or the carrying out of this Agreement shall remain  confidential, and shall not be voluntarily  disclosed to any  other person,  except as may  be required by law.

                      6.05   In  case  of  any  requests   or  demands  for  the

     inspection  of the Shareholder records of the Fund, the Agent will endeavor to notify the Fund  and to secure instructions  from an authorized  officer of the Fund  as to such inspection. The  Agent reserves the right, however,

     to exhibit the Shareholder records to any person whenever it is advised by its counsel that it may be held liable for the failure to exhibit the

     Shareholder records to such person.

     Article 7   TERMINATION OF AGREEMENT

                      7.01  This Agreement  may be  terminated  by either  party upon sixty  (60) days  written notice  to the other.  Any such  termination shall not effect the rights and obligations of  the parties under Article 5 hereof. Should the  Fund exercise its right to terminate, all out-of-pocket expenses  associated with  the  movement of  records  and material  will be borne  by the Fund.  Additionally, the  Agent reserves the  right to charge for any other  reasonable expenses associated with such termination. In the event  that  the  Fund  designates  a  successor  to  any  of  the  Agent's obligations hereunder, the  Agent shall, at  the expense  and direction  of the Fund,  transfer to such successor a certified  list of the Shareholders of the Fund, a complete record  of the account of each Shareholder, and all other relevant books, records and  other data established or  maintained by the Agent hereunder.

     Article 8   ASSIGNMENT

                      8.01 Except  as provided  in Section  8.03 below,  neither this Agreement nor any  rights or obligations hereunder may be  assigned by the Agent without the written consent of the Fund.

                      8.02 This Agreement  shall insure to the benefit of and be binding  upon the  parties and  their respective  permitted  successors and assigns.

                      8.03 The  Agent may, without further  consent on  the part of the  Fund,  subcontract for  the  performance  hereof with  (i)  Sungard

     Shareholder Systems,  Inc., or (ii)  Raymond James &  Associates, Inc., for
     the  performance  of   certain  duties  in  connection   with  the  Agent's

     performance of this Agreement;

     provided, however,  that the  Agent shall  be as  fully responsible to  the

     Fund for the acts  and omissions  of any subcontractor  referred to in  (i)

     above as it is for its own acts and omissions.

     Article 9   AMENDMENT

                      9.01 This Agreement may be  amended or modified only  by a written agreement executed by both parties and  authorized or approved by a resolution of the Board of Trustees of the Fund.

                      9.02  In the event  the Fund  issues additional  series of shares in addition to  the Shares with respect to which  it desires to have the Agent render  services as transfer agent, dividend disbursing agent and agent under the terms hereof, it shall so notify  the Agent in writing, and if  the Agent agrees, in writing  to provide such services, such additional series of Shares shall become a Fund hereunder.

     Article 10   MERGER OF AGREEMENT

                      10.01  This  Agreement  constitutes  the entire  agreement between the parties  hereto and supersedes any prior agreement with respect to the subject matter hereof whether oral or written.

     Article 11   MISCELLANEOUS

                      11.01 The  Fund authorizes  the Agent  to provide  Raymond

     James &  Associates, Inc., any  information it provides  or makes available to the Fund in connection with this Agreement.

                      11.02 The  Agent agrees  to treat  all  records and  other information relative  to  the Fund  and  its  prior, present  or  potential

     Shareholders confidentially and the Agent on behalf of itself and its employees agrees to keep confidential all such information, except after prior notification  to and approval in writing by  the fund, which approval shall not be unreasonably withheld and may not  be withheld where the Agent may be exposed  to civil or  criminal contempt  proceedings for failure  to comply, when  requested  to divulge  such information  by duly  constituted authorities, or when so requested by the Fund.

     Article 12   FLORIDA LAW TO APPLY

                      12.01   This  Agreement   shall  be   construed  and   the

     provisions thereof interpreted  under and in  accordance with  the laws  of the State of Florida.

                      IN WITNESS  WHEREOF, the parties  hereto have caused  this

     Agreement to  be executed in  their names and  on their behalf under  their seals  by and through  their duly  authorized officers,  as of the  day and year first above written.

                                                HERITAGE SERIES TRUST

                                                BY:___________________________
                                                        Treasurer

     ATTEST:

     _________________________

                                                HERITAGE ASSET MANAGEMENT, INC.


     BY:_____________________________

     ATTEST:

     ___________________________
     Assistant Secretary

                              HERITAGE ASSET MANAGEMENT

                           Fee Information for Services as
                    Plan, Transfer and Dividend Disbursing Agent
                       Original contract dated March 29, 1993:
                      Original fee schedule dated March 29, 1993
                           and amended on November 15, 1993

                                HERITAGE SERIES TRUST

     GENERAL - Fees are based on actual cost of services provided plus 10% with a per account annual limit, plus out-of-pocket expenses. Specific charges are listed below.

     ACCOUNT CHARGES - Heritage Asset Management will charge Heritage Series Trust the actual cost of servicing accounts, not to exceed a charge of $7.20 per account per year. The fee is billable on a monthly basis. The billing rate shall be the lesser of actual expenses (which may include startup costs amortized over three years) or 1/12 of the $7.20 per account per year maximum annual fee.

     OUT-OF-POCKET EXPENSES - Out-of-pocket expenses include but are not limited to: postage, forms, telephone, microfilm, microfiche, statement preparation and other expenses incurred at the specific direction of the fund. Postage for mass mailings is due seven days in advance of the mailing date.

     PAYMENT - The above fees will be due and payable five days after notification is received at the fund's offices.

            HERITAGE SERIES TRUST         HERITAGE ASSET MANAGEMENT, INC.

               By_____________________________________________________

               Title__________________________________________________

               Date:__________________________________________________

                              HERITAGE ASSET MANAGEMENT

                           Fee Information for Services as
                    Plan, Transfer and Dividend Disbursing Agent
                       Original contract dated March 29, 1993:
                      Original fee schedule dated March 29, 1993
                           and amended on November 15, 1993

                                HERITAGE SERIES TRUST

     GENERAL - Fees are based on actual cost of services provided plus 10% with a per account annual limit, plus out-of-pocket expenses. Specific charges are listed below.

     ACCOUNT CHARGES - Heritage Asset Management will charge Heritage Series Trust the actual cost of servicing accounts, not to exceed a charge of $7.20 per account per year. The fee is billable on a monthly basis. The billing rate shall be the lesser of actual expenses (which may include startup costs amortized over three years) or 1/12 of the $7.20 per account per year maximum annual fee.

     OUT-OF-POCKET EXPENSES - Out-of-pocket expenses include but are not limited to: postage, forms, telephone, microfilm, microfiche, statement preparation and other expenses incurred at the specific direction of the fund. Postage for mass mailings is due seven days in advance of the mailing date.

     PAYMENT - The above fees will be due and payable five days after notification is received at the fund's offices.

     HERITAGE SERIES TRUST         HERITAGE ASSET MANAGEMENT, INC.

     By:______________________         ______________________________

     Title:___________________         ______________________________

     Date:____________________         ______________________________

                              HERITAGE ASSET MANAGEMENT

                           Fee Information for Services as
                    Plan, Transfer and Dividend Disbursing Agent

                                HERITAGE SERIES TRUST


     GENERAL - Fees are based on actual cost of services provided with a per account, annual limit plus out-of-pocket expenses. Specific charges are listed below.

     ACCOUNT CHARGES - Heritage Asset Management will charge Heritage Series Trust the actual cost of servicing accounts, not to exceed a charge of $7.20 per account per year. The fee is billable on a monthly basis. The billing rate shall be the lesser of actual expenses (which may include startup costs amortized over three years) or 1/12 of the $7.20 per account per year maximum annual fee.

     OUT-OF-POCKET EXPENSES - Out-of-pocket expenses include but are not limited to: postage, forms, telephone, microfilm, microfiche, statement preparation and other expenses incurred at the specific direction of the fund. Postage for mass mailings is due seven days in advance of the mailing date.

     PAYMENT - The above fees will be due and payable five days after notification is received at the fund's offices.


     HERITAGE SERIES TRUST         HERITAGE ASSET MANAGEMENT, INC.

     By:______________________         ______________________________

     Title:___________________         ______________________________

     Date:____________________         ______________________________